UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2011

AFFYMETRIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway Santa Clara, California 95051
(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other events.

As previously announced, Affymetrix, Inc. (“Affymetrix”) entered into an Agreement and Plan of Merger dated November 29, 2011 (the “Merger Agreement”) pursuant to which Excalibur Acquisition Sub, Inc., a wholly-owned subsidiary of Affymetrix, would be merged with and into eBioscience Holding Company, Inc. (“eBioscience”), with eBioscience surviving as a whole-owned subsidiary of Affymetrix (the “Merger”).  The Merger was previously expected to close in the fourth quarter of 2011, but due to additional work required to complete the debt financing for the Merger, the Merger is now expected to close in January 2012.

Forward Looking Statements

This report includes forward-looking statements regarding the Merger and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Merger Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: satisfaction of conditions to the closing of the transaction contemplated by the Merger Agreement, satisfaction of conditions to the debt financing of the Merger and the risks that are described in Affymetrix’s reports filed with the Securities and Exchange Commission (“SEC”), including the annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the period ended September 30, 2011. This report speaks only as of its date and Affymetrix disclaims any duty to update the information herein other than as required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: December 28, 2011	By:	/s/ Frank Witney
Frank Witney
President and Chief Executive Officer